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                                                                      EXHIBIT 99

                       THE FIRST NATIONAL BANKSHARES, INC.

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints _______________, _________________, and
____________, or any of them, as proxies to vote all shares of Common Stock the undersigned is entitled to vote at the Special Meeting of Stockholders of The First National Bankshares, Inc. ("FNB") to be held at the offices of FNB at 302 South First Street, Tucumcari, New Mexico on June 11, 1997, or at any adjournment or postponement thereof, as follows, hereby revoking any proxy previously given:

     1. To approve the Agreement and Plan of Reorganization dated January 17, 1997 (the "Reorganization Agreement") between FNB and Norwest Corporation ("Norwest") and the related Agreement and Plan of Merger dated April 28, 1997 (the "Plan of Merger") pursuant to which a wholly-owned subsidiary of Norwest will merge with FNB and FNB will become a wholly-owned subsidiary of Norwest (the "Merger"), all upon the terms and subject to the conditions set forth in the Reorganization Agreement and the Plan of Merger, copies of which are included as Appendix A and Appendix B, respectively, in the accompanying Proxy Statement-Prospectus; and to authorize such further action by the board of directors and officers of FNB as may be necessary or appropriate to carry out the intent and purposes of the Merger.

                FOR  |_|           AGAINST  |_|            ABSTAIN  |_|

     2. In the discretion of the persons appointed proxies hereby on such other matters as may properly come before the Special Meeting.

     Shares represented by this proxy will be voted as directed by the stockholder. The Board of Directors recommends a vote "FOR" proposal 1. If no direction is supplied, the proxy will be voted "FOR" proposal 1.

                                Dated:  ________________________________, 199__.

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                                (Please sign exactly as name appears at left.)

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                                (If stock is owned by more than one person, all
                                owners should sign. Persons signing as
                                executors, administrators, trustees, or in similar capacities should so indicate.)

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    OF THE FIRST NATIONAL BANKSHARES, INC.